                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           OMEGA HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           OMEGA HEALTH SYSTEMS, INC.




                                                                   July 10, 1998

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of Omega Health Systems, Inc., to be held on Wednesday, August 12, 1998 at 11:00 A.M., local time, in the corporate offices of Omega Health Systems, Inc., 5350 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. The Annual Report to Shareholders is also included.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

                                       Sincerely yours,



                                       Andrew W. Miller
                                       Chairman of the Board

                           OMEGA HEALTH SYSTEMS, INC.
                          5350 POPLAR AVENUE, SUITE 900
                            MEMPHIS, TENNESSEE 38119




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 12, 1998

Notice is hereby given that the Annual Meeting of Shareholders of Omega Health Systems, Inc. (the "Company"), will be held on Wednesday, August 12, 1998, at 11:00 A.M., local time, in the corporate offices of the Company at 5350 Poplar Avenue, Suite 900, Memphis, Tennessee 38119, for the following purposes:

     1. To elect three directors to serve as described herein or until their successors have been duly elected and qualified.
     2. To approve the amendment to the 1995 Incentive and Non-qualified Stock Option Plan (the "Option Plan") by increasing the number of shares reserved for issuance by 150,000 shares.
     3. To approve the amendment to the 1991 Employee Stock Purchase Plan (the "Purchase Plan") by increasing the number of shares reserved for issuance by 25,000 shares.
     4. To ratify the authorization of the Audit and Compliance Committee of the Board of Directors to select the Company's independent auditors for the year 1998.
     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on June 15, 1998 are entitled to notice of and to vote at the Annual Meeting of Shareholders.



                                             By Order of the Board of Directors




                                             Ronald L. Edmonds, Secretary





                                    IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE STAMPED ENVELOPE PROVIDED.

                           OMEGA HEALTH SYSTEMS, INC.
                          5350 POPLAR AVENUE, SUITE 900
                            MEMPHIS, TENNESSEE 38119

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 12, 1998

                     INFORMATION CONCERNING THE SOLICITATION

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of Omega Health Systems, Inc. (the "Company") to be held Wednesday, August 12, 1998 at 11:00 A.M.

At the Annual Meeting, the shareholders will vote (1) to elect three directors,
(2) to approve the amendment to the 1995 Incentive and Non-qualified Stock Option Plan (the "Option Plan") by increasing the number of shares reserved for issuance by 150,000 shares, (3) to approve the amendment to the 1991 Employee Stock Purchase Plan (the "Purchase Plan") by increasing the number of shares reserved for issuance by 25,000 shares and (4) to ratify the authority of the Audit Committee of the Board of Directors to select the Company's independent auditors for 1998. The affirmative vote of a plurality of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors. The affirmative vote of a majority of the shares present or represented at the meeting, if a quorum exists, is required to approve the proposals to approve the amendment to increase the number of shares reserved for issuance under the Option Plan, to approve the amendment to increase the number of shares reserved for issuance under the Purchase Plan, and to ratify the authority of the Audit Committee of the Board of Directors to select the Company's independent auditors for the year 1998. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors, FOR the approval of the amendment to increase the number of shares reserved for issuance under the option plan, FOR the approval of the amendment to increase the number of shares reserved for issuance under the purchase plan and FOR the ratification of the authority of the Audit and Compliance Committee of the Board of Directors to select the Company's independent auditors of the year 1998.

                 SHAREHOLDER'S PROPOSALS FOR 1998 ANNUAL MEETING

Shareholders' proposals intended to be presented at the 1999 annual Meeting of Shareholders must be received by the Company no later than February 15, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                          OUTSTANDING VOTING SECURITIES

Only shareholders of record on June 15, 1998, are entitled to notice of and to vote at the Annual Meeting. On that date there were 8,716,690 shares of Common Stock issued and outstanding. The holder of each share of common stock is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 1998, the Company's records indicated that the following number of shares were beneficially owned by (i) each person known by the Company to beneficially own more than 5% of the Company's shares; (ii) directors and persons nominated to become directors of the Company and executive officers; and
(iii) directors and officers of the Company as a group.

                                                                      Amount and
                                                                       Nature of
                                                                      Beneficial                 Percent
           Name of Beneficial Owner                                  Ownership (1)              of Class(1)
           ------------------------                                  -------------              -----------
(i)        None                                                            -0-                       -0-
(ii)       Andrew W. Miller(2)                                         334,992                      3.50%
           Herman L. Tacker, O.D.(3)                                   130,219                      1.36%
           David M. Dillman, M.D.                                       66,667                      0.70%
           Donald H. Beisner, M.D.                                         -0-                       -0-
           Thomas P. Lewis(4)                                          167,272                      1.75%
           Ronald L. Edmonds(5)                                         23,600                      0.25%
           Donald A. Hood, O.D.(6)                                      97,541                      1.02%
           Robert C. Kelly                                                 -0-                       -0-
           Allen D. Leck                                                   383                       -0-
           Cassandra T. Speier(7)                                        5,000                      0.05%
           Randall N. Reichle, O.D.(8)                                  18,079                      0.19%
(iii)      Directors and Executive Officers as a group                 843,753                      8.81%
           (11 persons)(9)

(1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 9,576,014 shares issued and outstanding, including options and warrants to purchase 860,324 shares which are exercisable or become exercisable within 60 days.

(2) Included in Mr. Miller's shares are options to purchase 10,000 shares.

(3) Of the total of 130,219 shares shown, 16,875 are held jointly by Dr. Tacker and his wife, Wilma R. Tacker. Included in Dr. Tacker's shares are options to purchase 8,333 shares.

(4) Included in Mr. Lewis' shares are options to purchase 35,000 shares.

(5) Included in Mr. Edmonds' shares are options to purchase 20,333 shares.

(6) Included in Dr. Hood's shares are options to purchase 16,667 shares.

(7) Included in Ms. Speier's shares are options to purchase 5,000 shares.

(8) Included in Mr. Reichle's shares are options to purchase 7,333 shares.

(9) Included in the ownership of directors and executive officers as a group are options to purchase 102,666 shares, which are exercisable or become exercisable within 60 days.

                        PROPOSAL 1. ELECTION OF DIRECTORS

The Company's By-laws provide for a board of directors divided into three classes. Each class is to consist as nearly as possible of one-third of the directors. At the Annual Meeting, the following two (2) directors, both of whom are members of the present Board, are nominees for election to hold office for a three-year term beginning in 1998 or until their successors are elected and qualified:

                                RONALD L. EDMONDS
                                 THOMAS P. LEWIS

Also at the Annual Meeting, the following director, who is also a member of the present Board, is a nominee for election to hold office for a one-year term beginning in 1998 or until his successor is elected and qualified:

                             DONALD H. BEISNER, M.D.

If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors. The election of a director requires the affirmative vote of a plurality of shares present or represented at the meeting.

Set forth below is biographical information concerning the directors and nominees for directors of the Company:

DONALD H. BEISNER, M.D. (59) has served as a director of the Company since January 1998. Dr. Beisner was in private ophthalmic practice from 1975 through 1995. He serves as secretary of the Board of Directors of the Hawaiian Eye Foundation. Dr. Beisner received his medical degree from the University of Iowa College of Medicine and completed his ophthalmology residency at the University of Iowa Hospital and Clinics.

DAVID M. DILLMAN, M.D. (46) has served as a director of the Company since August 1997, and at that date became the Company's National Medical Director. Dr. Dillman has been in private ophthalmic practice since 1981 and is currently the Medical Director of Dillman Eye Care, an Omega Affiliated Practice, in Danville, Illinois. He serves on the Scientific Advisory Board for the American Society of Cataract and Refractive Surgery and on the board of directors for the American College of Eye Surgeons. Dr. Dillman is a graduate of the University of Notre Dame, received his medical degree from Indiana University and completed his ophthalmology residency at the Mayo Clinic in Rochester, Minnesota.

RONALD L. EDMONDS (42) has served as the Company's Executive Vice President since January 1997 and Chief Financial Officer since September 1992. From September 1992 until December 1996, he served as Senior Vice President. He was elected a director in February 1993 and Secretary in October 1994. From 1978 until 1992, he served in various positions with KPMG Peat Marwick in Memphis, Tennessee, Oklahoma City, Oklahoma and New York City, New York. Mr. Edmonds is a certified public accountant and holds B.S. and M.S. degrees in accounting from Oklahoma State University.

DONALD A. HOOD, O.D. (53) was one of the founders of The Eye Health Network, Inc. in 1988 and presently serves as its President and Chief Executive Officer. He was elected to the Company's board of directors in April 1994. Dr. Hood has maintained a private optometry practice in the Denver, Colorado area since 1972. Dr. Hood graduated from the Pacific University College of Optometry in 1968.

THOMAS P. LEWIS (43) has served as the Company's President since January 1990 and as its Chief Executive Officer since March 1, 1991. From June 1988 to December 1989, he served as Executive Vice President, and Chief Operating Officer. Mr. Lewis has been the Company's Secretary since June 1986. From June 1986, until the merger with Omega Health Services, Inc., in June 1988, he served as the Company's President and Chief

Executive Officer. He has been a director since June 1986. From June 1985 to June 1986, Mr. Lewis served as the Company's Vice President.

ANDREW W. MILLER (54) has served as the Company's Chairman of the Board of Directors since September 30, 1990 and has been a principal stockholder of the Company since 1986. Mr. Miller served as the Company's Chief Executive Officer from September 30, 1990 until March 1, 1991. Since June 1996, Mr. Miller has served as chairman and chief executive officer of Women's Health Partners, Inc., a physician practice management company specializing in obstetrics and gynecology. Since 1989 Mr. Miller has served as Chairman of American Healthmark, Inc., a hospital ownership and management corporation. Formerly Mr. Miller was affiliated with Surgical Care Affiliates, Inc. ("SCA"), an owner and operator of outpatient health care facilities, Hospital Corporation of America ("HCA") and HCA Management Company ("HMC"), a division of HCA. Mr. Miller is a certified public accountant and prior to his association with HCA was employed by a national accounting firm.

HERMAN L. TACKER, O.D. (59) has served as a director of the Company since October 1985. Since 1972, Dr. Tacker has conducted a private optometric practice in Memphis, Tennessee, and has served as a Professor at the Southern College of Optometry. He graduated from the Southern College of Optometry and earned a M.S. Degree in Education from Indiana University.

                            OTHER EXECUTIVE OFFICERS

The following persons also serve as executive officers of the Company:

Name                                 Age             Position
----                                 ---             --------

Robert C. Kelly                      45              Senior Vice President, Center Operations

Allen D. Leck                        50              Senior Vice President, ValueAdded Services

Randall N. Reichle, O.D.             45              National Optometric Director
                                                     and Vice President

Cassandra T. Speier                  39              Senior Vice President , Development, Chief
                                                     Compliance Officer

                   INFORMATION REGARDING MEETINGS OF DIRECTORS

During the last fiscal year, the Board of Directors held four Board of Directors meetings. All directors attended no less than 75% of the meetings held during 1997.

The Board of Directors has four committees - an Executive Committee, a Quality Assurance Committee, a Compensation Committee and an Audit and Compliance Committee. Members of the Executive Committee during 1997 were Messrs. Miller, Lewis, and Tacker. The Executive Committee is authorized by the Board of Directors to take any action, as individually approved by the Board, which may be taken by the Board of Directors, except the power to alter or amend the Bylaws; submit to shareholders any action that needs shareholders' authorization; fill vacancies on the Board of Directors or any committee thereof; or declare dividends or make any other distributions. The Executive Committee held four meetings during 1997.

Members of the Quality Assurance Committee during 1997 were Messrs. Miller, Lewis and Tacker. The Quality Assurance Committee was appointed by the Board of Directors to establish and monitor risk management policies. The Quality Assurance Committee held four meetings during 1997.

Members of the Compensation Committee during 1997 were Messrs. Miller and Tacker. The Compensation Committee was appointed by the Board of Directors to administer its employee benefit plans. The Compensation Committee held two meetings during 1997.

Members of the Audit Committee during 1997 were Messrs. Miller and Tacker. The Audit Committee was appointed to engage independent auditors and review audit fees, supervise matters relating to audit functions, review audit results with the auditors, and review the scope and results of the Company's internal auditing procedures and the adequacy of the internal controls. The audit committee held two meetings during 1997.


                             EXECUTIVE COMPENSATION

The following table shows the aggregate cash compensation paid by the Company to
(i) the chief executive officer, and (ii) the executive officers of the Company for the years ended December 31, 1997, 1996, and 1995.

                                                                 Annual Compensation
                                         ---------------------------------------------------------------------
                                                                                                   Long Term
                                                                               Other Annual       Compensation
Name and Position                        Year    Salary ($)      Bonus ($)    Compensation($)      Options (#)
-----------------                        ----    ----------      ---------    ----------------    ------------

Thomas P. Lewis                          1997      175,000        22,500            -0-                -0-
President and Chief Executive            1996      104,000        14,426            -0-              100,000
Officer                                  1995      104,000         6,000          8,335(1)             -0-

Ronald L. Edmonds                        1997      115,000        20,000            -0-              25,000
Executive Vice President and             1996       92,000         9,617            -0-              25,000
Chief Financial Officer                  1995       92,000         4,000            -0-                -0-

Donald A. Hood, O.D.                     1997      141,833          -0-             -0-                -0-
Senior Vice President -                  1996       85,000        54,959            -0-                -0-
Managed Care                             1995       85,000        25,000            -0-                -0-

Allen D. Leck                            1997       75,519        14,885            -0-                -0-
Senior Vice President-
Value-Added  Services

Cassandra T. Speier                      1996       91,540         7,500            -0-                -0-
Senior Vice President - Development      1995       89,000          -0-             -0-              25,000
And Chief Compliance Officer             1994       86,833         1,250            -0-                -0-

Randall N. Reichle, O.D.                 1997       98,875        32,713            -0-                -0-
Vice President and                       1996       84,000        52,115            -0-               5,000
National Optometric Director             1995       84,000        46,333            -0-                -0-

(1) In January 1990, the Company entered into a stock bonus arrangement with Mr. Lewis, pursuant to which Mr. Lewis was issued 1,667 shares on each January 1, for five years, commencing January 1, 1991, provided Mr. Lewis was an employee of the Company on such dates. The stock bonus arrangement was partial compensation for Mr. Lewis' relocation to Memphis, Tennessee.


                                              Option Grants in 1997(1)
                        -------------------------------------------------------------------------------------
                                                                                       Potential Realizable
                                                                                    Value at Assumed Rates of
                                  % of Total Options    Exercise                      Stock Appreciation for
                        Options       Granted to          Price                            Option Term
Name                    Granted    Employees in 1997     ($/Sh)     Expiration Date     5%($)       10%($)
----                    -------    -----------------     ------     ---------------     -----       ------

Ronald L. Edmonds       25,000            22%             $6.50      January, 2003     55,266       125,379

Donald A. Hood          25,000            22%             $6.50      January, 2003     55,266       125,379

                                 Aggregated Option Exercises in 1997(1) and Year end Option Values(2)
                               --------------------------------------------------------------------------


                               Number of Unexercised Options    Value of Unexercised In-The-Money Options
                                        at Year End                          at Year End ($)
Name                             Exercisable/Unexercisable            Exercisable/Unexercisable (2)
----                             -------------------------            -----------------------------
Thomas P. Lewis                        35,000/105,000                       $157,500/$197,500
Ronald L. Edmonds                      20,333/52,667                         $91,500/$80,750
Donald A. Hood, O.D.                   16,667/58,333                        $61,167/$147,333
Robert C. Kelly                           0/15,000                              $0/$3,750
Cassandra T. Speier                       5,000/35,000                       $15,000/$73,750
Randall N. Reichle, O.D.                7,333/8,667                          $33,000/$25,250

(1)  During 1997, no options were exercised by any executive officer.

(2) Option values are based on a December 31, 1997 market price per share of $7.50.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee. The Compensation Committee is currently composed of Mr. Miller and Dr. Tacker, neither of whom at any time has been an officer or employee of the Company, except that Mr. Miller did serve as the Company's chief executive officer, not as an employee, from September 30, 1990 until March 1, 1991. In addition to reviewing and approving executive officers' salary and bonus arrangements, the Compensation Committee administers the awards of stock options pursuant to the Company's Stock Option Plan.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS FOR 1997

The objectives of the Company's executive compensation program are to (1) attract, motivate and retain key executives responsible for the success of the Company, (2) reward key executives based on corporate and individual performance, and (3) provide incentives designed to maximize shareholder value. The three primary components of the executive officer compensation program are base salaries, cash bonuses, and equity awards in the form of stock options.

The base salary of each of the Company's executive officers is established pursuant to an employment agreement that is approved by the Compensation Committee. Base salaries are reviewed by the Compensation Committee and may be increased in the Committee's discretion.

Each executive officer is entitled to receive such bonuses or other incentive compensation as the Compensation Committee determines in its sole discretion. In determining bonuses, the Committee considers overall company performance and the performance of the individual executive in contributing to the overall company performance. Dr. Reichle and Dr. Hood have specific bonus arrangements based on the performance, in terms of earnings and, in the case of Dr. Reichle, revenues, of the business units of the Company to which they give leadership.

In order to align long-term interests of executive officers with those of shareholders, the Compensation Committee, in its subjective discretion, from time to time considers the award of stock options. The terms of these options, including the sizes of the grants, are determined by the Compensation Committee based on its subjective judgment and without regard to any specific performance criteria. Awards of stock options to executive officers have historically been for a term of six years at then-current market prices with vesting in the third, fourth and fifth years of the option term.

CEO COMPENSATION

In evaluating the compensation of Thomas P. Lewis, the Company's chief executive officer, the Compensation Committee utilized the same compensation policies applicable to executive officers in general. As of August 1, 1996, the Company entered into an Employment Agreement with Mr. Lewis. The Agreement increased Mr. Lewis' annual base salary to $150,000 and provides for a salary increase of $50,000 upon the Company achieving a specific earnings per share performance goal, which was met in 1997. The Agreement granted Mr. Lewis qualified options to purchase 100,000 shares of Company stock at $5.75 per share, which options do not vest the first two years and vest 1/3 per year beginning August 1, 1999. The options terminate August 1, 2002. The Company also agreed to grant Mr. Lewis options to purchase an additional 100,000 shares of Company common stock, which grant is contingent upon the Company achieving a specific earnings per share performance goal. As part of the Agreement, Mr. Lewis agreed to certain non-competition and confidentiality provisions that would continue after the termination of his employment. In the event of Mr. Lewis' termination of employment related to a change in control of the Company, Mr. Lewis shall be paid by the Company a lump sum payment of one year's salary, and the Company shall provide for two years certain insurance benefits.

OTHER EXECUTIVE EMPLOYMENT ARRANGEMENTS

Effective January 1, 1997, the Company entered into an Employment Agreement with Ronald L. Edmonds, its Executive Vice President and Chief Financial Officer. The Agreement increased Mr. Edmonds' annual base salary to $115,000 on January 1, 1997 and provides for a $15,000 increase effective January 1, 1998. The Agreement granted Mr. Edmonds qualified options to purchase 25,000 shares of Company common stock at $6.50 per share, which options do not vest the first two years and vest 1/3 per year beginning January 1, 2000. The options terminate January 1, 2003. As part of the Agreement, Mr. Edmonds agreed to certain non-competition and confidentiality provisions that would continue after the termination of his employment. In the event of Mr. Edmonds' termination of employment related to a change in control of the Company, Mr. Edmonds shall be paid by the Company a lump sum payment of one year's salary, and the Company shall provide for up to one year certain insurance benefits.

Effective January 1, 1997, the Eye Health Network, Inc., a wholly-owned subsidiary of the Company entered into an Employment Agreement with Donald A. Hood, O.D. Under the terms of the Agreement, Dr. Hood's annual base salary during the first phase of the Agreement is $125,000. During the second phase of the Agreement, Dr. Hood's base salary will be $80,000. During the first phase, Dr. Hood will serve as President and Chief Executive Officer of The Eye Health Network, Inc. and during phase two as its Chairman. The Agreement granted Dr. Hood qualified options to purchase 25,000 shares of Company common stock at $6.50 per share, which options do not vest the first two years and vest 1/3 per year beginning January 1, 2000. The options terminate January 1, 2003. As part of the Agreement, Dr. Hood agreed to certain non-competition and confidentiality provisions that would continue after the termination of his employment. In the event of Dr. Hood's termination of employment related to a change in control of the Company, Dr. Hood shall be paid by the Company a lump sum payment of one year's salary, and the Company shall provide for up to two years certain insurance benefits. In June 1997, Dr. Hood was named Chairman.

    ANDREW W. MILLER                             HERMAN L. TACKER, O.D.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Mr. Miller and Dr. Tacker, neither of whom at any time has been an officer or employee of the Company, except that Mr. Miller did serve as the Company's chief executive officer, not as an employee, from September 30, 1990 until March 1, 1991. No executive officer of the Company served during 1997 as a member of a compensation committee or as a director of any entity of which any of the Company's directors serves as an executive officer.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has, and expects to have, transactions in the ordinary course of its business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company has an agreement to perform management services for Cathleen M. Schanzer, M.D., the Medical Director for the Company's Memphis Center. Dr. Schanzer is the wife of the Company's president, Thomas P. Lewis. The management agreement includes payments to Dr. Schanzer equal to 35% of the cash receipts of the practice, but with minimum payments to her totaling $200,400 per year. Dr. Schanzer received approximately $453,000 in 1997 pursuant to the management agreement.


                                PERFORMANCE GRAPH

The following graph compares the cumulative returns of $100 invested on December 31, 1992 in (a) the Company, (b) the CRSP Index for the Nasdaq Stock Market ("The Nasdaq Stock Market"), and (3) the CSRP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Stocks"), assuming reinvestment of all dividends.


Measurement Period            Indexed to 1992              Indexed to 1992             Indexed to 1992
(Fiscal Year Covered)    Omega Health Systems, Inc.   The Nasdaq Stock Market    Nasdaq Health Services Stocks

1992                              100                           100                          100
1993                              145                           115                          115
1994                              164                           112                          124
1995                              191                           159                          157
1996                              241                           195                          157
1997                              273                           240                          160

                 PROPOSAL 2. AMENDMENT TO 1995 STOCK OPTION PLAN

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the authorized number of shares under the Company's Stock Option Plan reserved for issuance to key employees, advisors, officers and directors of the Company.

Effective May 1, 1998, the Board of Directors approved an amendment to the Company's Purchase Plan, which, if approved, would increase the number of shares of the Company's common stock reserved for issuance reserved for issuance under the Option Plan from 300,000 to 450,000.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the meeting, if a quorum exists, is required to authorize the proposed amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE OPTION PLAN FROM 300,000 TO 450,000.

                PROPOSAL 3. AMENDMENT TO 1991 STOCK PURCHASE PLAN

The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the authorized number of shares under the Company's Employee Stock Purchase Plan reserved for issuance to employees of the Company.

Effective May 1, 1998, the Board of Directors approved an amendment to the Company's Purchase Plan, which, if approved, would increase the number of shares of the Company's common stock reserved for issuance reserved for issuance under the Purchase Plan from 50,000 to 75,000.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the meeting, if a quorum exists, is required to authorize the proposed amendment to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE COMPANY'S OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN FROM 50,000 TO 75,000.

      PROPOSAL 4. RATIFICATION OF THE AUTHORIZATION FOR THE AUDIT COMMITTEE
                       TO SELECT 1998 INDEPENDENT AUDITORS

The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the year 1998. The empowering of the Audit Committee is subject to approval by the shareholders not later than the date of the annual meeting of shareholders. KPMG Peat Marwick LLP served as independent auditors of the Company for the year ended December 31, 1997. Representatives of the firm will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the meeting, if a quorum exists, is required to ratify the authority of the Audit Committee to select the Company's independent auditors for 1998.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE AUTHORITY OF THE AUDIT COMMITTEE TO SELECT THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1997, all of the Company's officers and directors made all required filings, except that each director and officer filed one late annual report on Form 5.

                                  OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO RONALD L. EDMONDS, SECRETARY, OMEGA HEALTH SYSTEMS, INC., 5350 POPLAR AVENUE, SUITE 900, MEMPHIS, TENNESSEE 38119, WHICH IS THE ADDRESS OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.



                                    BY ORDER OF THE BOARD OF DIRECTORS



Memphis, Tennessee                  Thomas P. Lewis
July 10, 1998                        President and Chief Executive Officer

                           OMEGA HEALTH SYSTEMS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned appoints Robert Walker and George T. Lewis, III, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Omega Health Systems, Inc. (the "Company") at the close of business on June 15, 1998 which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held in the Company's offices at 5350 Poplar Avenue, Suite 900, Memphis, Tennessee 38119 on August 12, 1998, at 11:00 A.M., local time, and at any and all adjournments, upon the matters set forth in the notice of said meeting. The Proxy is further authorized to vote at his discretion as to any other matters which may come before the meeting. The Board of Directors at the time of preparation of the Proxy Statement knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.

1. Election of three(3) directors

                 For all nominees below (except as indicated to the contrary ------------- below.)

                 WITHHOLD AUTHORITY to vote for all nominees listed below.
   -------------

           Donald H. Beisner, M.D.      Ronald L. Edmonds      Thomas P. Lewis

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
  ------------------------------------------------------------------------------

2. To approve the amendment to the 1995 Stock Option Plan.

            [ ]  For            [ ]  Against            [ ]  Abstain

3. To approve the amendment to the 1991 Stock Purchase Plan.

            [ ]  For            [ ]  Against            [ ]  Abstain

4. To ratify the authorization of the Audit Committee of the Board of Directors to select the Company's independent auditors for the year 1998.
            [ ]  For            [ ]  Against            [ ]  Abstain

The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.

Date:
     ------------------------                      Signed:

                                                   -----------------------------
                                                   Signed:

                                                   -----------------------------
                                                   Shareholder signs here
                                                   exactly as shown on the label
                                                   affixed hereto.
                                                   Administrator, Trustee or
                                                   Guardian, please give full
                                                   title. If more than one
                                                   Trustee, all should sign. All
                                                   joint owners should sign.